UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 17, 2019

DLH Holdings Corp.
(Exact name of Registrant as Specified in its Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)
(770) 554-3545
Registrant's telephone number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 17, 2019, DLH Holdings Corp. (the “Company”) was notified by Mr. William H. Alderman, a member of the Company’s Board of Directors, that he has resigned from the Board effective immediately. Mr. Alderman also served as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Alderman advised that his resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: December 19, 2019